UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2019

CONTURA ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38735	81-3015061
(Commission File Number)	(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd.

Bristol, Tennessee 37620

(Address of Principal Executive Offices, zip code)

(423) 573-0300
(Registrant’s telephone number, including area code)
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 7.01 Regulation FD Disclosure

Item 9.01 Financial Statements and Exhibits

Signatures

Exhibit Index

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Co-Chief Executive Officers

On April 23, 2019, the Board of Directors of Contura Energy, Inc. (the “Company”) named Charles Andrew Eidson and Mark M. Manno, as interim co-chief executive officers, effective May 7, 2019, while the Company’s search for a permanent chief executive officer is conducted.

Mr. Eidson, age 43, has served as the Company’s executive vice president and chief financial officer since July 2016. He previously served as executive vice president and chief financial officer of Alpha Natural Resources, Inc. prior to its emergence from bankruptcy proceedings in 2016 (“Alpha”), a position he held from March 2016. He previously served as Alpha’s senior vice president for strategy and business development from 2015 and as vice president for mergers and acquisitions from 2014. Prior to joining Alpha in July 2010, Mr. Eidson held several financial positions across industry sectors, including at PricewaterhouseCoopers LLP, Eastman Chemical Company, and most recently Penn Virginia Resource Partners, where he led mergers and acquisitions projects for the coal segment and managed the budgeting and planning process. Mr. Eidson holds a bachelor of science degree, cum laude, in commerce and business administration from the University of Alabama and a master of business administration degree from Milligan College.

Mr. Manno, age 48, has served as the Company’s executive vice president, chief administrative and legal officer and secretary since January 2018 and previously served as its executive vice president, general counsel, secretary and chief procurement officer from July 2016. He previously served as executive vice president, general counsel, secretary and chief procurement officer for Alpha, positions he held from December 2015. Prior to these positions, Mr. Manno served as senior vice president, chief information and sourcing officer from February 2015, and senior vice president, strategic sourcing and information technology for Alpha’s wholly owned subsidiary, Alpha Natural Resources Services, LLC, from March 2014. Mr. Manno previously served as vice president, strategic sourcing and materials management from April 2012, and also as vice president and assistant general counsel. Before joining Alpha in February 2010, Mr. Manno was general counsel and real estate division president with SJ Strategic Investments in Bristol, Tennessee. Earlier in his career, he served in multiple roles with King Pharmaceuticals, Inc. and was an attorney with Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, in Johnson City, Tennessee. Before joining the private sector, Mr. Manno was an officer in the U.S. Navy and a graduate of the U.S. Naval Academy. He completed his master of business administration degree at Mississippi State University and his law degree at the University of Memphis.

Messrs. Eidson and Manno do not have any family relationships with any of the Company’s directors or executive officers or any people nominated or chosen by the Company to become a director or executive officer. They are also not a party to any transactions described by Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On April 24, 2019, the Company issued a press release relating to the events described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1       Press Release dated April 24, 2019

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2019

Contura Energy, Inc.

By:	/s/ Mark M. Manno
	Name:	Mark M. Manno
	Title:	Executive Vice President, Chief Administrative & Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press Release dated April 24, 2019